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                                                                 EXECUTION COPY
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                           REGISTRATION RIGHTS AGREEMENT



                             DATED AS OF APRIL 29, 1998

                                    by and among


                                GROVE INVESTORS LLC

                           GROVE INVESTORS CAPITAL, INC.


                                        and

                            DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION

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       This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of April 29, 1998 by and among Grove Investors LLC, a Delaware limited liability company ("INVESTORS"), Grove Investors Capital, Inc. a Delaware Corporation ("GROVE INVESTORS CAPITAL" and, together with Investors, the "ISSUERS"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"), each of whom has agreed to purchase the Issuers' 14 1/2% Senior Debentures due 2010 (the "SENIOR DEBENTURES") pursuant to the Purchase Agreement (as defined below).

       This Agreement is made pursuant to the Purchase Agreement, dated April 23, 1998 (the "PURCHASE AGREEMENT"), by and among the Issuers and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Senior Debentures, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated April 29, 1998, between the Issuers and United States Trust Company of New York, as Trustee, relating to the Senior Debentures and the New Senior Debentures (the "INDENTURE").

       The parties hereby agree as follows:

SECTION 1.     DEFINITIONS

       As used in this Agreement, the following capitalized terms shall have the following meanings:

       ACT:  The Securities Act of 1933, as amended.

       AFFILIATE:  As defined in Rule 144 of the Act.

       BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

       CERTIFICATED SECURITIES: Definitive Debentures, as defined in the Indenture.

       CLOSING DATE:  The date hereof.

       COMMISSION:  The Securities and Exchange Commission.

       CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Senior Debentures to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Issuers to the Registrar under the Indenture of New Senior Debentures in the same aggregate principal amount as the aggregate principal amount of Senior Debentures validly tendered by Holders thereof pursuant to the Exchange Offer.

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       CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

       EFFECTIVENESS DEADLINE:  As defined in Section 3(a) and 4(a) hereof.

       EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

       EXCHANGE OFFER: The exchange and issuance by the Issuers of a principal amount of New Senior Debentures (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Senior Debentures that are validly tendered by such Holders in connection with such exchange and issuance.

       EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

       EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Senior Debentures (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and
(ii) in offshore transactions pursuant to Regulation S under the Act.

       FILING DEADLINE:  As defined in Sections 3(a) and 4(a) hereof.

       HOLDERS:  As defined in Section 2 hereof.

       NEW SENIOR DEBENTURES: The Issuers' 14 1/2% new Senior Debentures due 2010 to be issued pursuant to the Indenture: (i) in the Exchange Offer or
(ii) as contemplated by Section 4 hereof.

       PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

       RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

       REGISTRATION DEFAULT:  As defined in Section 5 hereof.

       REGISTRATION STATEMENT: Any registration statement of the Issuers relating to (a) an offering of New Senior Debentures pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

       REGULATION S: Regulation S promulgated under the Act.

       RULE 144: Rule 144 promulgated under the Act.

       SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

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       SUSPENSION NOTICE:  As defined in Section 6(d) hereof.

       TIA: The Trust Indenture Act of 1939, as amended, (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

       TRANSFER RESTRICTED SECURITIES: Each Senior Discount Debenture, until the earliest to occur of (a) the date on which such Senior Discount Debenture is exchanged in the Exchange Offer for a New Senior Discount Debenture which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Senior Discount Debenture has been disposed of in accordance with a Shelf Registration Statement (and the purchaser thereof has been issued New Senior Debentures), or (c) the date on which such Senior Discount Debenture is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act and each New Senior Discount Debenture until the date on which such New Senior Discount Debenture is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

SECTION 2.     HOLDERS

       A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.     REGISTERED EXCHANGE OFFER

    (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Issuers shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date (such 60th day being the "FILING DEADLINE"), (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE"),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Senior Debentures to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the New Senior Debentures to be offered in exchange for the Senior Debentures that are Transfer Restricted Securities and (ii) resales of New Senior Debentures by Broker-Dealers that tendered into the Exchange Offer Senior Debentures that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Senior Debentures acquired directly from the Issuers or any of its Affiliates) as contemplated by Section 3(c) below.

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       (b)     The Issuers shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Senior Debentures shall be included in the Exchange Offer Registration Statement. The Issuers shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter (such 30th day being the "CONSUMMATION DEADLINE").

       (c) The Issuers shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any (i) Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Senior Debentures acquired directly from the Issuers or any Affiliate of the Issuers) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; and (ii) such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any New Senior Debentures received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by delivery of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" section shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by law or by the Commission as a result of a change in the Commission's policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

       To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of New Senior Debentures by such Broker-Dealers, the Issuers agree to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuers shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one business day after such request, at any time during such period in order to facilitate such resales.

SECTION 4.     SHELF REGISTRATION

    (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable law (after the Issuers have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any

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Holder of Transfer Restricted Securities shall notify the Issuers within 20
Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Senior Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Senior Debentures acquired directly from the Issuers or any of its Affiliates, then the Issuers shall:

   (x) cause to be filed, on or prior to 60 days after the earlier of (i) the date on which the Issuers determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Issuers receives the notice specified in clause (a)(ii) above, (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

   (y) shall use their reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "EFFECTIVENESS DEADLINE").

       If, after the Issuers have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuers are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause
(x) above; PROVIDED that, in such event, the Issuers shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

       To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Issuers shall use their reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current in all material respects as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Transfer Restricted Securities, until the expiration of the period referred to in Rule 144(k) under the Act after the Closing Date expires, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

       (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act and any other applicable rules, regulations or policies of the Commission for use in

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connection with any Shelf Registration Statement or Prospectus or preliminary
Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.     LIQUIDATED DAMAGES

       If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but (A) shall thereafter cease to be effective prior to completion of the Exchange Offer or the sale of all the Transfer Restricted Securities registered pursuant to the Shelf Registration Statement, as the case may be, (except as permitted in paragraph (b) of this Section 5) or (B) such Registration Statement ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (except as permitted in paragraph (b) of this Section 5) because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading or (2) it shall be necessary to amend such Registration Statement, or supplement the related prospectus, to comply with the Act or the Exchange Act or the respective rules thereunder, and, in each case, such Registration Statement is not succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective as soon as practicable and in no event to exceed 5 business days (each such event referred to in clauses
(i) through (iv), a "REGISTRATION DEFAULT"), then the Issuers hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; PROVIDED that the Issuers shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein,
(1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above,
(3) upon Consummation of the Exchange Offer, in the case of (iii) above, or
(4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated

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damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

       All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Debentures. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Issuers to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.     REGISTRATION PROCEDURES

    (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Issuers shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their best efforts to effect such exchange and to permit the resale of New Senior Debentures by Broker-Dealers that tendered in the Exchange Offer Senior Debentures that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Senior Debentures acquired directly from the Issuers or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

               (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuers raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuers hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuers hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Issuers hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

               (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Issuers, prior to the Consummation of the Exchange Offer, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuers,
       (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the New Senior Debentures to be issued in the Exchange Offer and (C) it is acquiring the New Senior Debentures in its ordinary course of business and (D) if such

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       Holder is a Broker Dealer, that it will receive New Senior Debentures for its own account in exchange for Senior Debentures that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Debentures. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the New Senior Debentures shall acknowledge and agree that, if the resales are of New Senior Debentures obtained by such Holder in exchange for Senior Debentures acquired directly from the Issuers or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
       Item 507 or 508, as applicable, of Regulation S-K.

               (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuers shall provide a supplemental letter to the Commission (A) stating that the Issuers are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above,
       (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the New Senior Debentures to be received in the Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Exchange Offer is acquiring the New Senior Debentures in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Senior Debentures received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

       (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Issuers shall:

               (i) comply with all the provisions of Section 6(c) below and use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuers pursuant to Section 4(b) hereof), and pursuant thereto the Issuers will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended

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       method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder of Senior Debentures covered by any Shelf Registration Statement contemplated by this Agreement, New Senior Debentures having an aggregate principal amount equal to the aggregate principal amount of Senior Debentures sold pursuant to the Shelf Registration Statement and surrendered to the Issuers for cancellation; the Issuers shall register New Senior Debentures on the Shelf Registration Statement for this purpose and issue the New Senior Debentures to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

       (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuers shall:

               (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable thereafter. Notwithstanding anything to the contrary set forth in this Agreement, the Issuers' obligations to use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended shall be suspended in the event continued effectiveness of the Shelf Registration Statement would, in the opinion of counsel to the Issuers, require the Issuers to disclose a material financing, acquisition or other corporate transaction, and the Management Committee of Investors, shall have determined in good faith that such disclosure is not in the best interests of the Issuers, but in no event will any such suspension, individually or in the aggregate, exceed thirty (30) days within any twelve month period during which the Shelf Registration Statement is otherwise required to be effective.

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate upon the earlier of the following (A) when all Transfer Restricted Securities covered by such Registration Statement have been sold and (B) when, in the written opinion of counsel to the Issuers, all outstanding Transfer Restricted Securities held by persons that are not Affiliates of the Issuers may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto; as the case may be; cause the Prospectus to be supplemented by any

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       required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply in all material respects with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
       (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (v) furnish to each selling Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least three Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within three Business Days after the receipt thereof, except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Initial Purchaser and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Issuers has advised the Issuers in writing is required to be filed in order to comply with applicable law. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

               (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Issuers' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

               (vii) in connection with a sale under a Shelf Registration Statement, make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such Holders, following written request therefor, all pertinent financial and corporate documents and other records customarily inspected by underwriters as reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Act, subject to execution of customary confidentiality agreements of the Issuers and cause the Issuers' officers, directors and employees to supply such information reasonably requested in writing by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

               (viii) if requested by any selling Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and (in the case of a Shelf Registration Statement to the extent necessary to comply with law or interpretation of the Commission, names of Holders who propose to sell as selling securityholders), and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be included in such Prospectus supplement or post-effective amendment;

               (ix) furnish to each selling Holder in connection with such exchange or sale, without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, excluding all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (x) deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; and the Issuers hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (xi) in connection with a sale under a Shelf Registration Statement, upon the request of any Holder, enter into such customary agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by such Holders in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Issuers shall:

                     (A)   upon request of any selling Holder,
            furnish (or in the case of paragraphs (2) and (3), use their best efforts to cause to be furnished) to such Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                         (1)   a certificate, dated
                     such date, signed on behalf of the
                     Issuers by (x) the President or any
                     Vice President and (y) a principal
                     financial or accounting officer of
                     the Issuers, confirming, as of the
                     date thereof, the matters set forth
                     in Sections 9(a) and 9(b) of the
                     Purchase Agreement and such other
                     similar matters as such Holders may
                     reasonably request;

                         (2)   an opinion, dated the
                     date of effectiveness of the Shelf
                     Registration Statement of counsel for
                     the Issuers covering matters similar
                     to those set forth in paragraph (e)
                     of Section 9 of the Purchase
                     Agreement, and in any event including
                     a statement to the effect that such
                     counsel has participated in
                     conferences with officers and other
                     representatives of the Issuers and
                     representatives of the independent
                     public accountants for the Issuers
                     and have considered the matters
                     required to be stated therein and the
                     statements contained therein,
                     although such counsel has not
                     independently verified the accuracy,
                     completeness or fairness of such
                     statements; and a statement of such
                     counsel that, on the basis of the
                     foregoing (relying as to materiality
                     to the extent such counsel deems
                     appropriate upon the statements of
                     officers and other representatives of
                     the Issuers (and without independent
                     check or
                     verification)), no facts came to such
                     counsel's attention that caused such
                     counsel to believe that the
                     applicable Registration Statement, at
                     the time such Registration Statement
                     or any post-effective amendment
                     thereto became effective, contained
                     an untrue statement of a material
                     fact or omitted to state a material
                     fact required to be stated therein or
                     necessary to make the statements
                     therein not misleading, or that the
                     Prospectus contained in such
                     Registration Statement as of its date
                     and, in the case of the opinion dated
                     the date of Consummation of the
                     Exchange Offer, as of the date of
                     Consummation, contained an untrue
                     statement of a material fact or
                     omitted to state a material fact
                     necessary in order to make the
                     statements therein, in the light of
                     the circumstances under which they
                     were made, not misleading.  Without
                     limiting the foregoing, such counsel
                     may state further that such counsel
                     assumes no responsibility for, and
                     has not independently verified, the
                     accuracy, completeness or fairness of
                     the financial statements, notes and
                     schedules and other financial data
                     included in any Registration
                     Statement contemplated by this
                     Agreement or the related Prospectus;
                     and

                              (3)   a customary comfort
                     letter, dated as of the date of
                     effectiveness of the Shelf
                     Registration Statement, as the case
                     may be, from the Issuers' independent
                     accountants, in the customary form
                     and covering matters of the type
                     customarily covered in comfort
                     letters to underwriters in connection
                     with underwritten offerings, and


                     (B)   deliver such other documents and
            certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Issuers pursuant to this clause (xi);

               (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Issuers shall not be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject;

               (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends, if such securities are required to be represented by certificates, and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

               (xiv) use their best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

               (xv) provide a CUSIP number for the Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with a printed certificate for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

               (xvi) otherwise use their best efforts to comply in all material respects with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration Statement , and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph
       (c) of Rule 158 under the Act);

               (xvii) use their reasonable best efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

       (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Issuers with more recently dated Prospectuses or (ii) deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.     REGISTRATION EXPENSES

    (a) All expenses incident to the Issuers' performance of or compliance with this Agreement will be borne by the Issuers, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Senior Debentures to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Issuers (v) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Issuers will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers.

    (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers will reimburse the Holders of Transfer Restricted Securities who are tendering Senior Debentures into New Senior Debentures in the Exchange Offer and/or selling or reselling Senior Debentures or New Senior Debentures pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins, unless another firm shall be chosen to replace Latham & Watkins by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.     INDEMNIFICATION

    (a) Each of the Issuers agrees, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable fees and expenses of counsel incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (as amended or supplemented if the Issuers shall have furnished an amendment or supplement) provided by the Issuers to any Holder or any prospective purchaser of New Senior Debentures or registered Senior Debentures, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Issuers by any of the Holders; PROVIDED, HOWEVER, that the foregoing indemnification with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or Prospectus, shall not inure to the benefit of any Holder from whom the person asserting such loss, claim, damage, liability or expense purchased any of the New Senior Debentures or registered Senior Debentures if a copy of the Prospectus (or any amendment or supplement thereto) was not sent or given on behalf of such Holder to such person at or prior to the written confirmation of the sale of such New Senior Debentures or registered Senior Debentures to such person and if the Prospectus (or the Prospectus, as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

    (b) Each Holder of Transfer Restricted agrees, severally and not jointly, to indemnify and hold harmless the Issuers, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers to the same extent as the foregoing indemnity from the Issuers set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Issuers by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

    (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). Notwithstanding anything to the contrary in this
Section 8, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Holders of a majority in aggregate principal amount of the Senior Debentures, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold hamless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

    (d)     To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein (other than by reason of exceptions provided under this Section 8, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in
Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Issuers and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.     RULE 144A AND RULE 144

    The Issuers agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which Investors (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.    MISCELLANEOUS

    (a) REMEDIES. The Issuers acknowledge and agree that any failure by the Issuers to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Sections 3 and 4 hereof. The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b) NO INCONSISTENT AGREEMENTS. The Issuers will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' securities under any agreement in effect on the date hereof.

    (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Issuers have obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Issuers have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuers or its Affiliates).
Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

    (d) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

    (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

              (ii)   if to the Issuers:

                      Grove Investors LLC
                      201 Main Street
                      Fort Worth, TX 76102
                      Telecopier No.:  (717) 593-5120
                      Attention:  Keith Simmons, Esq.

                      With a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, NY 10019-6064
                      Telecopier No.:  (212) 757-3990
                      Attention:  Mark S. Bergman

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

       Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

       (f) No Holder may participate in an underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

       (g) For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."

       (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions

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

of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

    (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

    (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        GROVE INVESTORS LLC



                                        By: /s/ John R. Monsky
                                           -------------------------------
                                            Name:  John R. Monsky
                                            Title:


                                        GROVE INVESTORS CAPITAL, INC.


                                        By: /s/ John R. Monsky
                                           -------------------------------
                                            Name:  John R. Monsky
                                            Title:

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written by Donaldson, Lufkin & Jenrette
Securities Corporation on behalf of the
Initial Purchaser.


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By: /s/ Edward Biggins
   -------------------------------
      Name:
      Title:

                                   EXHIBIT A

                              NOTICE OF FILING OF
                  A/B EXCHANGE OFFER REGISTRATION STATEMENT


To:       Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue
          New York, New York  10172
          Attention:  Louise Guarneri (Compliance Department)
          Fax: (212) 892-7272

From:     Grove Investors LLC/Grove Capital, Inc.
          14 1/2% Senior Debentures due 2010


Date:     ___,199_


          For your information only (NO ACTION REQUIRED):

          Today, ______, 199_, we filed [an Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within __ business days of the date hereof.



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